Exhibit 99.1

Imperva Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter Highlights

•	Total revenue of $51.4 million, up 20% year-over-year

•	Services revenue growth of 36% was driven by the 94% year-over-year increase in subscription revenue

•	Total deferred revenue as of December 31, 2014 increased 29% year-over-year to $81.2 million

Redwood Shores, Calif. – February 5, 2015 – Imperva, Inc. (NYSE: IMPV), committed to protecting business-critical data and applications on-premises and in the cloud, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“We are very pleased with our execution during the fourth quarter as evidenced by our ability to exceed our guidance across all key operating metrics,” stated Anthony Bettencourt, President and Chief Executive Officer of Imperva. “Market demand remained strong globally for our integrated discovery, compliance and protection solutions which resulted in record new customer wins and deals greater than $100,000 during the quarter. The combination of our large and growing market, improving go-to-market strategy, and best-of-breed business critical data and application security solutions, positions Imperva to maintain the momentum in 2015.”

Fourth Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the fourth quarter of 2014 was $51.4 million, an increase of 20% compared to $42.7 million in the fourth quarter of 2013. Within total revenue, product revenue was $26.1 million compared to $24.2 million in the same period last year. Services revenue increased 36% year-over-year to $25.3 million and accounted for 49% of total revenue, up from 43% in the fourth quarter of 2013. Within services revenue, overall subscription revenue grew 94% to $7.3 million, compared to the fourth quarter of 2013. Combined product and subscriptions revenue was $33.4 million, an increase of 20% compared to $27.9 million in the fourth quarter of 2013.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(11.2) million for the fourth quarter compared to a loss of $(10.0) million during the fourth quarter in 2013. GAAP results included stock-based compensation and acquisition-related expenses of $11.2 million for the fourth quarter of 2014 and $13.0 million for the fourth quarter of 2013. GAAP results also included amortization of purchased intangibles of $0.3 million during the fourth quarter of 2014. Non-GAAP operating profit for the fourth quarter was $0.3 million, compared to $3.0 million during the same period in 2013, excluding the above mentioned charges.

•

Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the fourth quarter was $(12.5) million, or $(0.48) per share based on 26.2 million weighted average shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(9.4) million, or $(0.38) per share based on 24.7 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the fourth quarter of 2014 was $(1.0) million, or $(0.04) per share based on 26.2 million weighted average shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net income attributable to Imperva stockholders of $3.0 million, or $0.12 per share based on 25.9 million weighted average diluted shares outstanding in the prior-year period.

•	Balance Sheet: As of December 31, 2014, Imperva had cash, cash equivalents and investments of $109.7 million. Total deferred revenue of $81.2 million increased 29% compared to $63.1 million as of December 31, 2013.

Full Year 2014 Financial Highlights

•	Revenue: Total revenue for 2014 was $164.0 million, an increase of 19% compared to $137.8 million for 2013. Within total revenue, product revenue was $74.3 million compared to $72.2 million in the same period last year. Services revenue increased 37% year-over-year to $89.7 million and accounted for 55% of total revenue, up from 48% for 2013. Within services revenue, overall subscriptions revenue grew 107% to $23.5 million, compared to 2013. Combined product and subscriptions revenue was $97.8 million, an increase of 17% compared to $83.5 million during 2013.

•	Operating Profit (Loss): GAAP operating loss was $(57.8) million for 2014 compared to a loss of $(25.4) million during 2013. GAAP results included stock-based compensation and acquisition-related expenses of $38.7 million for 2014 and $22.8 million for 2013. GAAP results also included amortization of purchased intangibles of $1.3 million during 2014. Non-GAAP operating loss for 2014 was $(17.8) million, compared to a loss of $(2.6) million during 2013, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for 2014 was $(59.0) million, or $(2.28) per share based on 25.8 million weighted average shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(25.2) million, or $(1.04) per share based on 24.3 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for 2014 was $(19.0) million, or $(0.74) per share based on 25.8 million weighted average shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(2.9) million, or $(0.12) per share based on 24.3 million weighted average shares outstanding in the prior-year period.

Both GAAP and non-GAAP loss per share attributable to Imperva stockholders for the full year ended December 31, 2014 adjust for the loss attributable to the company’s non-controlling interest in Incapsula. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Operating Highlights

•	During the fourth quarter of 2014, Imperva added 245 new customers compared to 237 during the fourth quarter of last year. For the full year 2014, the company added 774 new customers compared to 718 during 2013. Imperva now has over 3,700 customers in more than 90 countries around the world.

•	During the fourth quarter of 2014, Imperva booked 143 deals with a value over $100,000 compared to 136 deals during the fourth quarter of last year. For the full year 2014, the company booked 404 deals with a value over $100,000 compared to 373 during 2013.

•	Imperva announced the availability of a Cloud Reference Architecture for Infrastructure-as-a-Service (IaaS), focused on Amazon Web Services (AWS).

•	Imperva announced SecureSphere version 11 and, with it, a new real-time agent-based solution designed to keep high-value data assets in Big Data deployments safe, yet accessible.

•	Imperva announced ThreatRadar Bot Protection Services, a new add-on for the SecureSphere Web Application Firewall (WAF).

•	Imperva Incapsula DDoS Protection Service was named “Denial of Service Protection Readers’ Choice Award Winner” in the Information Security Magazine™ and SearchSecurity.com 2014 Readers’ Choice Awards.

•	Imperva announced a new version of the Imperva Skyfence Cloud Gateway that addresses mobile access blindspots, provides enterprise-wide risk assessment and remediation, and provides data privacy for proprietary information stored within sanctioned and unsanctioned cloud apps.

•	Imperva announced the addition of two Distributed Denial of Service (DDoS) protection services to its line-up of acclaimed DDoS offerings. The new services, Incapsula Infrastructure Protection and Incapsula DNS Protection, complement Imperva SecureSphere security and compliance solutions, as well as the company’s existing DDoS service, Incapsula Website Protection.

•	Imperva was selected as the Winner in the 2014 Government Security News (GSN) Homeland Security Awards Program in the category of Best Data Security/Loss Management Solution.

Business Outlook

The following forward-looking statements reflect expectations as of February 5, 2015. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

First Quarter Expectations – Ending March 31, 2015

Imperva expects total revenue for the first quarter of 2015 to be in the range of $39.0 million to $41.0 million, representing growth in the range of 24% to 30% compared to the same period in 2014. The company expects in the first quarter of 2015 non-GAAP gross margins of approximately 77.0%. Further, Imperva expects in the first quarter of 2015 non-GAAP operating loss to be in the range of $(10.8) million to $(9.2) million and non-GAAP net loss to be in the range of $(11.3) million to $(9.7) million, or a loss of $(0.42) to $(0.36) per share based on approximately 27.0 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles.

Full Year Expectations –Ending December 31, 2015

Imperva expects total revenue for 2015 to be in the range of $195.0 million to $200.0 million, or up 19% to 22% compared to 2014. Imperva expects 2015 non-GAAP gross margins of approximately 78.5%. Further, the company expects 2015 non-GAAP operating loss to be in the range of $(24.0) million to $(20.0) million and non-GAAP net loss to be in the range of $(26.0) million to $(22.0) million, or a loss of $(0.93) to $(0.79) per share based on approximately 27.8 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles. Imperva expects capital expenditures for the full year to be in the range of $5.5 million to $6.5 million. Finally, the company expects to generate positive cash flows from operations in 2015.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the fourth quarter and full year ended December 31, 2014. To access this call, dial 888.554.1432 for the U.S. and Canada or 719.785.1749 for international callers with conference ID #9298578. A live webcast of the conference call will be accessible from the investors page of the Imperva website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through February 19, 2015, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #9298578.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation, amortization of purchased intangibles and acquisition-related expenses from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the Imperva “Business Outlook” (“First Quarter Expectations – Ending March 31, 2015” and “Full Year Expectations – Ending December 31, 2015”); and Imperva’s belief that the combination of its large and growing market, improving go-to-market strategy, and business critical data and application security solutions, positions the company to maintain the momentum in 2015. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our cyber security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle cyber security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 7, 2014 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NYSE: IMPV), is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere™, Incapsula™ and Skyfence™ product lines enable organizations to discover assets and vulnerabilities, protect information wherever it lives – on-premises and in the cloud – and comply with regulations. The Imperva Application Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhance Imperva products with up-to-the minute threat intelligence, and publish reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2015 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, Incapsula and Skyfence are trademarks of Imperva, Inc. and its subsidiaries.

###

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2014	2013	2014	2013
Net revenue:
Products and license	$26,100	$24,150	$74,299	$72,153
Services	25,277	18,583	89,711	65,606

Total net revenue	51,377	42,733	164,010	137,759
Cost of revenue(1, 2):
Products and license	3,142	2,540	9,248	8,756
Services	7,154	6,031	27,335	20,940

Total cost of revenue	10,296	8,571	36,583	29,696

Gross profit	41,081	34,162	127,427	108,063
Operating expenses(1, 2):
Research and development	11,014	7,827	43,052	27,556
Sales and marketing	31,429	25,537	106,382	81,500
General and administrative	9,486	10,759	34,499	24,436
Amortization of purchased intangibles	352	—	1,269	—

Total operating expenses	52,281	44,123	185,202	133,492

Loss from operations	(11,200)	(9,961)	(57,775)	(25,429)
Other income (expense), net	101	(136)	(220)	(125)

Loss before provision for income taxes	(11,099)	(10,097)	(57,995)	(25,554)
Provision for income taxes	1,397	74	1,181	777

Net loss	(12,496)	(10,171)	(59,176)	(26,331)
Add: Loss attributable to noncontrolling interest	—	742	213	1,153

Net loss attributable to Imperva, Inc. stockholders	$(12,496)	$(9,429)	$(58,963)	$(25,178)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.48)	$(0.38)	$(2.28)	$(1.04)

Shares used in computing net loss per share of common stock, basic and diluted	26,177	24,722	25,806	24,300

(1) Stock-based compensation expense as included in above:

Cost of revenue	$586	$718	$2,058	$1,440
Research and development	2,464	1,527	8,799	3,660
Sales and marketing	4,189	3,941	13,558	8,537
General and administrative	3,928	6,450	12,858	8,857

Total stock-based compensation expense	$11,167	$12,636	$37,273	$22,494

(2) Acquisition-related expense as included in above:

Cost of revenue	$—	$—	$156	$—
General and administrative	—	349	1,243	349

Total acquisition-related expense	$—	$349	$1,399	$349

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of	As of
	Dec 31	Dec 31
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$68,096	$76,704
Short-term investments	41,624	38,381
Restricted cash, current	62	34
Accounts receivable, net	47,446	44,446
Inventory	259	512
Deferred tax assets	408	341
Prepaid expenses and other current assets	3,927	3,972

Total current assets	161,822	164,390
Property and equipment, net	7,618	5,475
Goodwill	34,972	—
Purchased intangible assets, net	9,399	—
Severance pay fund	3,980	4,140
Restricted cash	1,665	1,252
Deferred tax assets	329	42
Other assets	860	1,192

Total assets	$220,645	$176,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,376	$3,948
Accrued compensation and benefits	15,749	12,930
Accrued and other current liabilities	6,376	3,961
Deferred revenue	56,077	40,337

Total current liabilities	83,578	61,176
Other liabilities	10,408	1,993
Deferred revenue	25,098	22,715
Accrued severance pay	4,318	4,385

Total liabilities	123,402	90,269
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	256,388	187,957
Accumulated deficit	(157,658)	(98,695)
Accumulated other comprehensive loss	(1,489)	(428)

Total Imperva, Inc. stockholders’ equity	97,243	88,836
Noncontrolling interest	—	(2,614)

Total stockholders’ equity	97,243	86,222

Total liabilities and stockholders’ equity	$220,645	$176,491

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Twelve Months Ended
	Dec 31	Dec 31
	2014	2013
Cash flows from operating activities:
Net loss	$(59,176)	$(26,331)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,578	2,642
Stock-based compensation	37,273	22,494
Amortization of acquired intangible assets	1,269	—
Amortization of premiums/accretion of discounts on short-term investments	416	639
Excess tax benefits from share-based compensation	(385)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,000)	(8,870)
Inventory	253	(184)
Prepaid expenses and other assets	409	(1,161)
Accounts payable	1,150	159
Accrued compensation and benefits	2,630	3,672
Accrued and other liabilities	1,847	(206)
Severance pay, net	93	(32)
Deferred revenue	18,123	16,761
Deferred tax assets	(354)	214

Net cash provided by operating activities	4,126	9,797
Cash flows from investing activities:
Purchase of short-term investments	(33,267)	(38,021)
Proceeds from sales/maturities of short-term investments	29,821	42,162
Net purchases of property and equipment	(5,621)	(2,602)
Change in restricted cash	(441)	58
Acquisitions, net of cash acquired	(12,083)	—

Net cash provided by (used in) investing activities	(21,591)	1,597
Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	8,472	6,316
Excess tax benefits from share-based compensation	385	—

Net cash provided by financing activities	8,857	6,316
Effect of exchange rate changes on cash	—	(207)

Net increase (decrease) in cash and cash equivalents	(8,608)	17,503
Cash and cash equivalents at beginning of period	76,704	59,201

Cash and cash equivalents at end of period	$68,096	$76,704

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2014	2013	2014	2013
GAAP operating loss	$(11,200)	$(9,961)	$(57,775)	$(25,429)
Plus:
Stock-based compensation expense	11,167	12,636	37,273	22,494
Acquisition-related expense	—	349	1,399	349
Amortization of purchased intangibles	352	—	1,269	—

Non-GAAP operating income (loss)	$319	$3,024	$(17,834)	$(2,586)

GAAP net loss attributable to Imperva, Inc. stockholders	$(12,496)	$(9,429)	$(58,963)	$(25,178)
Plus:
Stock-based compensation expense	11,167	12,088	37,273	21,946
Acquisition-related expense	—	349	1,399	349
Amortization of purchased intangibles	352	—	1,269	—

Non-GAAP net income (loss)	$(977)	$3,008	$(19,022)	$(2,883)

Weighted average basic shares outstanding	26,177	24,722	25,806	24,300
Weighted average diluted shares outstanding	26,177	25,931	25,806	24,300
Non-GAAP net income (loss), basic	$(0.04)	$0.12	$(0.74)	$(0.12)
Non-GAAP net income (loss), diluted	$(0.04)	$0.12	$(0.74)	$(0.12)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Acquisition-Related Charges: GAAP requires expenses to be recognized for various types of events associated with a business acquisition, such as legal, accounting, advisory and other deal related expenses. These expenses vary significantly and are unique to each transaction. Additionally, Imperva does not acquire businesses on a predictable cycle. Imperva records these acquisition and other transaction costs as operating expenses when they are incurred. Imperva believes that these acquisition and other transaction costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Imperva excludes stock-based compensation and acquisition-related charges from its non-GAAP financial measures primarily because they are expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com